Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF 2019

•	Pzena reports full year 2019 Diluted EPS of $0.46, or $0.73 as adjusted and fourth quarter 2019 Diluted EPS of ($0.08), or $0.20 as adjusted.

•	Assets under management ends the fourth quarter at an all-time high of $41.2 billion.
•	2019 full year revenue decreases 2% to $150.7 million.
•	2019 full year GAAP diluted earnings reflects approximately $22.7 million in non-recurring expenses in the fourth quarter of 2019.
•	Board declares a year-end dividend of $0.46 per share.

NEW YORK, February 4, 2020 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted basic and diluted net income and earnings per share for the three and twelve months ended December 31, 2019 and 2018 (in thousands, except per-share amounts):

	GAAP Basis		GAAP Basis
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Basic Net Income	$(1,482)	$2,537	$8,462	$13,794
Basic Earnings Per Share	$(0.08)	$0.15	$0.47	$0.78

Diluted Net Income[1]	$(5,913)	$2,537	$34,046	$55,347
Diluted Earnings Per Share[1]	$(0.08)	$0.15	$0.46	$0.77

	As Adjusted[2]		As Adjusted[2]
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Basic Net Income	$3,801	$2,783	$13,745	$14,040
Basic Earnings Per Share	$0.21	$0.16	$0.77	$0.79

Diluted Net Income	$14,723	$11,560	$54,103	$55,593
Diluted Earnings Per Share	$0.20	$0.16	$0.73	$0.77

[1]

During the three months ended December 31, 2018, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

[2]	Please refer to Pages 5, 7, 8, and 12 of this release for more information on as adjusted items and reconciliations to the GAAP financial measures.

GAAP diluted net income and GAAP diluted earnings per share were $(5.9) million and $(0.08) respectively, for the three months ended December 31, 2019, and $2.5 million and $0.15, respectively, for the three months ended December 31, 2018. GAAP diluted net income and GAAP diluted earnings per share were $34.0 million and $0.46, respectively, for the twelve months ended December 31, 2019, and $55.3 million and $0.77, respectively, for the twelve months ended December 31, 2018.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and twelve months ended December 31, 2019, earnings were adjusted to exclude non-recurring Compensation and Benefits expenses related primarily to the issuance of certain unit-based and other awards to a number of the firm’s key contributors pursuant to the terms of our equity incentive plans, in addition to costs related to certain employee departures. As adjusted, diluted net income and as adjusted diluted earnings per share were $14.7 million and $0.20, respectively, for the three months ended December 31, 2019, and $54.1 million and $0.73, respectively, for the twelve months ended December 31, 2019. For the three and twelve months ended December 31, 2018, earnings were adjusted to exclude changes to the deferred tax asset and corresponding liability to the Company's selling and converting shareholders during the fourth quarter of 2018. As adjusted, diluted net income and as adjusted diluted earnings per share were $11.6 million and $0.16, respectively, for the three months ended December 31, 2018, and $55.6 million and $0.77, respectively, for the twelve months ended December 31, 2018. Management uses the as adjusted measures to assess the strength of the underlying operations of the business.  It believes the as adjusted measures provide information to further analyze the Company's operations between periods and over time. Furthermore, management targets a cash dividend payout ratio at approximately 60% to 70% of our as adjusted diluted net income, subject to growth initiatives and other funding needs. Investors should consider the as adjusted measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of any prior period and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Separately Managed Accounts
Assets
Beginning of Period	$13.7	$13.9	$14.6	$12.6	$15.0
Inflows	1.3	0.4	0.1	3.2	1.6
Outflows	(0.3)	(0.3)	(0.2)	(2.0)	(1.8)
Net Flows	1.0	0.1	(0.1)	1.2	(0.2)
Market Appreciation/(Depreciation)	1.7	(0.3)	(1.9)	2.6	(2.2)
End of Period	$16.4	$13.7	$12.6	$16.4	$12.6

Sub-Advised Accounts
Assets
Beginning of Period Assets	$19.8	$21.1	$22.2	$18.8	$21.8
Inflows	1.2	0.4	0.6	3.0	3.0
Outflows	(0.7)	(1.4)	(0.6)	(3.4)	(2.4)
Net Flows	0.5	(1.0)	—	(0.4)	0.6
Market Appreciation/(Depreciation)	2.1	(0.3)	(3.4)	4.0	(3.6)
End of Period	$22.4	$19.8	$18.8	$22.4	$18.8

Pzena Funds
Assets
Beginning of Period Assets	$2.3	$2.3	$2.1	$2.0	$1.7
Inflows	0.1	0.1	0.3	0.4	0.9
Outflows	(0.2)	—	(0.1)	(0.4)	(0.3)
Net Flows	(0.1)	0.1	0.2	—	0.6
Market Appreciation/(Depreciation)	0.2	(0.1)	(0.3)	0.4	(0.3)
End of Period	$2.4	$2.3	$2.0	$2.4	$2.0

Total
Assets
Beginning of Period	$35.8	$37.3	$38.9	$33.4	$38.5
Inflows	2.6	0.9	1.0	6.6	5.5
Outflows	(1.2)	(1.7)	(0.9)	(5.8)	(4.5)
Net Flows	1.4	(0.8)	0.1	0.8	1.0
Market Appreciation/(Depreciation)	4.0	(0.7)	(5.6)	7.0	(6.1)
End of Period	$41.2	$35.8	$33.4	$41.2	$33.4

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Separately Managed Accounts	$20,250	$18,548	$18,324
Sub-Advised Accounts	14,197	14,651	14,832
Pzena Funds	3,981	3,866	3,243
Total	$38,428	$37,065	$36,399

		For the Twelve Months Ended
		December 31,	December 31,
		2019	2018
Separately Managed Accounts		$76,210	$77,144
Sub-Advised Accounts		58,911	64,155
Pzena Funds		15,625	12,280
Total		$150,746	$153,579

Revenue was $38.4 million for the fourth quarter of 2019, an increase of 3.7% from $37.1 million for the third quarter of 2019, and an increase of 5.6% from $36.4 million for the fourth quarter of 2018.

For the fourth quarter of 2019 there were no performance fees recognized, compared to $0.3 million for the third quarter of 2019, and $0.3 million for the fourth quarter of 2018. Performance fees are included in the total revenue amounts.

Average assets under management for the fourth quarter of 2019 were $38.1 billion, increasing 5.8% from $36.0 billion for the third quarter of 2019, and increasing 5.5% from $36.1 billion for the fourth quarter of 2018. The increase from the third quarter of 2019 and the fourth quarter of 2018 reflects market appreciation and net inflows.

The weighted average fee rate was 0.404% for the fourth quarter of 2019, decreasing from 0.412% for the third quarter of 2019, and remaining flat from 0.404% for the fourth quarter of 2018.

The weighted average fee rate for separately managed accounts was 0.541% for the fourth quarter of 2019, decreasing from 0.543% for the third quarter of 2019, and remaining flat from 0.541% for the fourth quarter of 2018. The decrease from the third quarter of 2019 was primarily driven by a shift in assets to strategies that typically carry lower fee rates.

The weighted average fee rate for sub-advised accounts was 0.273% for the fourth quarter of 2019, decreasing from 0.292% for the third quarter of 2019, and decreasing from 0.289% for the fourth quarter of 2018. The decrease from the third quarter of 2019 and fourth quarter of 2018 reflects an increase in assets in larger client relationships that generally carry lower fee rates and a decrease in performance fees recognized. In addition, certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the fourth quarter of 2019, third quarter of 2019, and fourth quarter of 2018, we recognized a $0.8 million, $0.5 million, and $0.2 million reduction in base fees, respectively. To the extent the three-year performance records of the accounts fluctuate relative to their relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.690% for the fourth quarter of 2019, increasing from 0.680% for the third quarter of 2019, and increasing from 0.644% for the fourth quarter of 2018. The increase from the third quarter of 2019 and fourth quarter of 2019 reflects a shift in assets to strategies and products that typically carry higher fee rates.

Total operating expenses were $43.7 million for the fourth quarter of 2019, increasing from $19.9 million for the third quarter of 2019, and increasing from $17.4 million for the fourth quarter of 2018.  The increase in operating expenses from the third quarter of 2019 and fourth quarter of 2018 reflects increases in both Compensation and Benefits and General and Administrative expenses. Included in operating expenses in the fourth quarter of 2019 is approximately $22.7 million in compensation and benefits expenses, relating to the one-time issuance of certain unit-based and other awards to a number of the firm’s key contributors pursuant to the terms of our equity incentive plans in addition to costs related to certain employee departures. Excluding these non-recurring expenses, Compensation and Benefits expense was relatively flat from the third quarter of 2019 and increased from the fourth quarter of 2018 reflecting increases in headcount and compensation. The increase in General and Administrative expense from the third quarter of 2019 reflects increases in professional fees and data and systems expenses. The increase from the fourth quarter of 2018 also reflects an increase in occupancy costs.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Compensation and Benefits Expense	$38,889	$16,012	$13,899
General and Administrative Expense	4,787	3,905	3,549
Operating Expenses	$43,676	$19,917	$17,448

		For the Twelve Months Ended
		December 31,	December 31,
		2019	2018
Compensation and Benefits Expense		$88,109	$61,419
General and Administrative Expense		16,973	13,405
Operating Expenses		$105,082	$74,824

As of December 31, 2019, employee headcount was 115, down from 119 at September 30, 2019, and up from 106 at December 31, 2018.

The operating margin was (13.7%) for the fourth quarter of 2019, compared to 46.3% for the third quarter of 2019, and 52.1% for the fourth quarter of 2018. The as adjusted operating margin for the fourth quarter of 2019 was 45.5%.

Other income/ (expense) was income of $3.2 million for the fourth quarter of 2019, income of less than $0.1 million for the third quarter of 2019, and loss of $3.0 million for the fourth quarter of 2018.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests. Excluding the outside interests of the Company's investment partnerships, other income/ (expense) was income of $2.9 for the fourth quarter of 2019, income of less than $0.1 million for third quarter of 2019, and loss of $2.9 million for the fourth quarter of 2018.  Details of other income/ (expense) are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Net Interest and Dividend Income	$361	$431	$332
Gains/ (Losses) and Other Investment Income	2,738	(342)	(3,386)
Change in Liability to Selling and Converting Shareholders[1]	—	—	87
Other Income/ (Expense)	114	(75)	(34)
GAAP Other Income/ (Expense)	3,213	14	(3,001)
Change in Liability to Selling and Converting Shareholders[1]	—	—	(87)
Outside Interests of Investment Partnerships[2]	(274)	(4)	221
As Adjusted Other Income/ (Expense) Net of Outside Interests	$2,939	$10	$(2,867)

		For the Twelve Months Ended
		December 31,	December 31,
		2019	2018
Net Interest and Dividend Income		$1,431	$841
Gains/ (Losses) and Other Investment Income		4,236	(3,530)
Change in Liability to Selling and Converting Shareholders[1]		—	87
Other (Expense)/ Income		(60)	(56)
GAAP Other Income/ (Expense)		5,607	(2,658)
Change in Liability to Selling and Converting Shareholders[1]		—	(87)
Outside Interests of Investment Partnerships[2]		(444)	208
As Adjusted Other Income/ (Expense) Net of Outside Interests		$5,163	$(2,537)

[1]

Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

[2]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $1.6 million for the fourth quarter of 2019, $0.2 million for the third quarter of 2019, and $2.1 million for the fourth quarter of 2018.  The third quarter of 2019 income tax expense reflects a $1.6 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. Tax expense for the fourth quarter of 2019 also includes the impact of $22.7 million of non-recurring expenses. Corporate tax expense for the fourth quarter of 2019 as adjusted was $1.4 million.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Corporate Income Tax Expense	$968	$1,124	$993
Change due to Prior Period Adjustments[1]	—	—	333
Unincorporated and Other Business Tax Expense	674	(878)	775
GAAP Income Tax Expense	$1,642	$246	$2,101

	For the Twelve Months Ended
		December 31,	December 31,
		2019	2018
Corporate Income Tax Expense		$4,508	$4,667
Change due to Prior Period Adjustments[1]		—	333
Unincorporated and Other Business Tax Expense		1,287	2,778
GAAP Income Tax Expense		$5,795	$7,778

[1]

Reflects the impact of a prior period adjustment to the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions recognized during the fourth quarter of 2018.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Operating Company Allocation	$(2,469)	$13,434	$11,533
Outside Interests of Investment Partnerships[1]	274	4	(221)
GAAP Net Income Attributable to Non-Controlling Interests	$(2,195)	$13,438	$11,312

		For the Twelve Months Ended
		December 31,	December 31,
		2019	2018
Operating Company Allocation		$36,570	$54,733
Outside Interests of Investment Partnerships[1]		444	(208)
GAAP Net Income Attributable to Non-Controlling Interests		$37,014	$54,525

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The operating company allocation as adjusted for the impact of the $22.7 million in non-recurring expenses during the fourth quarter of 2019 was $14.5 million.

On January 28, 2020, the Company's Board of Directors approved a year-end dividend of $0.46 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:       February 14, 2020

Payment Date:    February 28, 2020

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.55 per share of its Class A common stock.

Fourth Quarter 2019 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, February 5, 2020.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through February 19, 2020, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 8, 2019 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	December 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and Cash Equivalents	$52,480	$38,099
Restricted Cash	1,036	1,028
Due from Broker	149	64
Advisory Fees Receivable	32,887	32,590
Investments	55,934	50,470
Prepaid Expenses and Other Assets	4,876	6,099
Right-of-use Assets	13,860	—
Deferred Tax Asset	32,683	37,232
Property and Equipment, Net of Accumulated
Depreciation of $4,765 and $3,724, respectively	5,547	5,394
TOTAL ASSETS	$199,452	$170,976

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$44,713	$37,266
Due to Broker	40	360
Liability to Selling and Converting Shareholders	28,652	32,389
Lease Liabilities	14,235	—
Deferred Compensation Liability	3,600	1,845
Other Liabilities	2	108
TOTAL LIABILITIES	91,242	71,968

Equity:
Total Pzena Investment Management, Inc.'s Equity	31,444	33,002
Non-Controlling Interests	76,766	66,006
TOTAL EQUITY	108,210	99,008
TOTAL LIABILITIES AND EQUITY	$199,452	$170,976

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
REVENUE	$38,428	$36,399	$150,746	$153,579

EXPENSES
Compensation and Benefits Expense	38,889	13,899	88,109	61,419
General and Administrative Expense	4,787	3,549	16,973	13,405
TOTAL OPERATING EXPENSES	43,676	17,448	105,082	74,824
Operating Income	(5,248)	18,951	45,664	78,755

Other Income	3,213	(3,001)	5,607	(2,658)

Income Before Taxes	(2,035)	15,950	51,271	76,097

Income Tax Expense	1,642	2,101	5,795	7,778
Consolidated Net Income	(3,677)	13,849	45,476	68,319

Less: Net Income Attributable to Non-Controlling Interests	(2,195)	11,312	37,014	54,525

Net Income Attributable to Pzena Investment Management, Inc.	$(1,482)	$2,537	$8,462	$13,794

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share[1]	$(1,482)	$2,537	$8,462	$13,794
Basic Earnings per Share[1]	$(0.08)	$0.15	$0.47	$0.78
Basic Weighted Average Shares Outstanding	17,783,818	17,460,942	17,945,686	17,678,874

Net Income for Diluted Earnings per Share[1]	$(5,913)	$2,537	$34,046	$55,347
Diluted Earnings per Share[1]	$(0.08)	$0.15	$0.46	$0.77
Diluted Weighted Average Shares Outstanding	74,112,012	71,945,413	74,199,308	71,934,144

[1]

During the three months ended December 31, 2018, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

PZENA INVESTMENT MANAGEMENT, INC.

GAAP TO AS ADJUSTED RECONCILIATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP Net Income/ (Loss)	$(1,482)	$2,537	$8,462	$13,794
Change due to Non-Recurring Compensation and Benefits Expense	5,283	—	5,283	—
Change due to Prior Period Adjustments	—	246	—	246
As Adjusted Net Income	$3,801	$2,783	$13,745	$14,040

Basic Weighted Average Shares Outstanding	17,783,818	17,460,942	17,945,686	17,678,874
GAAP Basic Earnings per Share	$(0.08)	$0.15	$0.47	$0.78
Change due to Non-Recurring Compensation and Benefits Expense	0.29	—	0.30	—
Change due to Prior Period Adjustments	—	0.01	—	0.01
As Adjusted Basic Earnings per Share	$0.21	$0.16	$0.77	$0.79

GAAP Net Income for Diluted Earnings per Share	$(5,913)	$11,314	$34,046	$55,347
Change due to Non-Recurring Compensation and Benefits Expense	20,636	—	20,057	—
Change due to Prior Period Adjustments	—	246	—	246
As Adjusted Net Income for Diluted Earnings per Share	$14,723	$11,560	$54,103	$55,593

Diluted Weighted Average Shares Outstanding	74,112,012	71,945,413	74,199,308	71,934,144
GAAP Diluted Earnings per Share	$(0.08)	$0.16	$0.46	$0.77
Change due to Non-Recurring Compensation and Benefits Expense	0.28	—	0.27	—
Change due to Prior Period Adjustments	—	—	—	—
As Adjusted Diluted Earnings per Share	$0.20	$0.16	$0.73	$0.77